UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2002 (November 25, 2002)



                          Altair Nanotechnologies Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Province of
       Ontario,
        Canada                   1-12497                     None
----------------------- -------------------------    ----------------------
   (State or other        (Commission File No.)          (IRS Employer
     jurisdiction                                      Identification No.)
  of incorporation)

                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                         -------------------------------

          (Address of principal executive offices, including zip code)
          ------------------------------------------------------------

       Registrant's telephone number, including area code: (307) 587-8245


                            Altair International Inc.
                   -------------------------------------------
                   (Former Name, if Changed Since Last Report)

Item 5.  Other Events

     Altair Nanotechnologies Inc. (the "Company") is filing this Current Report on Form 8-K (this "Report") in order to (a) report its partial prepayment and amendment of its $2,000,000 Secured Term Note dated December 28, 2001 (the "Note") and related transactions, and (b) in order to satisfy certain requirements related to its listing on the Nasdaq SmallCap Market, provide a proforma balance sheet as of October 31, 2002 showing shareholders' equity in excess of $5 million.

Note Prepayment and Amendment
-----------------------------

     On November 25, 2002, the Company, together with its consolidated subsidiaries, and Doral 18, LLC (the "Investor") entered into a Note Amendment Agreement dated November 21, 2002 (the "Amendment Agreement"), pursuant to which, among other things, (1) the principal amount of the Note was reduced from $2,000,000 to $1,400,000 in exchange for the Company's issuance of 1,500,000 common shares, and (2) the Note was amended to extend the maturity date from March 31, 2003 to March 31, 2004. In order to effect these amendments to the Note, and others described below, the parties entered into an Amended and Restated Secured Term Note dated November 21, 2002 (the "Amended Note"), which supersedes the prior Note.

     The Amended Note is in the principal amount of $1,400,000and is due and payable on March 31, 2004. Interest on the Amended Note accrued at the rate 11% per annum is payable monthly in arrears in cash. Under the Amended Note, a right to convert $280,000 of principal (a "Conversion Right") accrues on each of March 1, 2003, June 1, 2003, September 1, 2003, December 1, 2003 and March 1, 2004. If
the amount that would be subject to a Conversion Right is prepaid prior to the date of accrual, such Conversion Right does not accrue. Once a Conversion Right has accrued, the principal amount subject to such Conversion Right cannot be prepaid unless all principal amounts not subject to a Conversion Right have been prepaid in full. Each Conversion Right gives the holder the right to the convert the subject principal amount into common shares of the Company at a conversion price equal to the less of, (a) $1.00, and (b) 70% of the average of the closing price of the common shares of the Company for the five (5) trading days ending on the trading day immediately preceding the date with respect to which such Conversion Right accrued.

     In addition, pursuant to the Note Amendment Agreement, the Company issued to the Investor a warrant to purchase 750,000 common shares at the exercise price of $1.00 per share at any time on or before November 21, 2007.

     The Company also entered into a registration rights agreement pursuant to which it agreed to register the re-sale of all common shares issued under the Amended Note and related warrant If such re-sale registration statement is not effective by March 16, 2003, the Company incurs certain penalties as stated in the Registration Rights Agreement. The failure to cause such registration statement to be effective within 180 days of December 16, 2002 is an event of default under the Amended Note.

Pro Forma Balance Sheet; Nasdaq Listing
---------------------------------------

     As disclosed in prior reports, because the market price of the Company's common shares is less than $1.00 per share, the Company was, in order to avoid delisting, invited to move from the Nasdaq National Market to the Nasdaq SmallCap Market in September 2002. The Company's listing on the Nasdaq SmallCap Market is probationary as long as the market price of the Company's common shares remain below $1.00 per share. This probationary period expires on or about December 4, 2002, subject to a 180-day extension if, by that date, the Company satisfies all of the initial listing requirements of the Nasdaq SmallCap Market other than the minimum bid price requirement.

     One of the initial listing requirements of the Nasdaq SmallCap Market is that shareholders' equity (i.e. the amount by which a company's assets exceed its liabilities) exceed $5 million. The balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q with respect to the quarter ended September 30, 2002 indicated that the Company's shareholders' equity as of September 30, 2002 was $4,206,495. In order to increase its shareholders' equity prior to the December 4, 2002 deadline, secure working capital and extend the Note due date, the Company entered into the Amendment Agreement described under "Note Prepayment and Amendment" above and the private placement transaction described in Note 1(2) to the pro forma balance sheet set forth on the following page. As a result of consummating such transactions, the Company's pro-forma shareholders' equity as of October 31, 2002 exceeds $5 million. The Company believes that it satisfies the other initial listing requirements (except the minimum bid price requirement) for the Nasdaq SmallCap Market and that, as a result, the Company will qualify for an additional 180-day probationary period during which to attempt to cause the market price of its common shares to rise above $1.00 per share. A pro-forma balance sheet of the Company as of October 31, 2002 is set forth on the following page.


                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEET
                      (Expressed in United States Dollars)
                                   (Unaudited)

                                                                                   Proforma
                                                                                  Adjustments          October 31, 2002
                                                       October 31, 2002             (Note 1)              as Adjusted
                                                         ------------            ------------            ------------
                              ASSETS
Current Assets
     Cash and cash equivalents                           $    205,804            $    625,000            $    830,804
     Other current assets                                      84,717                    --                    84,717
                                                         ------------            ------------            ------------
         Total current assets                                 290,521                 625,000                 915,521

Property and Equipment, net                                 7,374,574                    --                 7,374,574

Patents and Related Expenditures, net                       1,160,530                    --                 1,160,530

Other Assets                                                  202,104                 (59,907)                142,197
                                                         ------------            ------------            ------------

                           Total Assets                  $  9,027,729            $    565,093            $  9,592,822
                                                         ============            ============            ============

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
     Accounts payable and accrued liabilities            $    657,585            $       --              $    657,585
     Note payable - current portion                         1,820,690              (1,820,690)                   --
     Loans payable - related parties                             --                      --                      --
     Capital lease obligations - current portion                 --                      --                      --
     Deferred revenue                                            --                      --                      --
                                                         ------------            ------------            ------------
         Total current liabilities                          2,478,275              (1,820,690)                657,585
                                                         ------------            ------------            ------------

Note Payable, Long-Term Portion                             2,472,300               1,160,783               3,633,083
                                                         ------------            ------------            ------------

Commitments and Contingencies

Stockholders' Equity
     Common stock, no par value, unlimited
         shares authorized;  26,679,128 shares
         issued and outstanding at October 31, 2002        41,772,769               1,225,000              42,997,769
     Deficit accumulated during the development stage     (37,695,615)                   --               (37,695,615)
                                                         ------------            ------------            ------------

                    Total Shareholders' Equity              4,077,154               1,225,000               5,302,154
                                                         ------------            ------------            ------------
            Total Liabilities and Shareholders' Equity   $  9,027,729            $    565,093            $  9,592,822
                                                         ============            ============            ============

Note 1.  Proforma Adjustments
-----------------------------

        We entered into certain transactions subsequent to October 31, 2002 which had a significant effect on shareholders' equity. These transactions are reflected on the accompanying balance sheet as proforma adjustments to the October 31, 2002 account balances. Following are descriptions of the transactions:

(1) On November 25, 2002, we entered into a Note Amendment Agreement and an Amended and Restated Secured Term Note with Doral 18, LLC ("Doral") which amended a note payable in the amount of $2,000,000 that we entered into with Doral in 2001 (the "Note"). Under the terms of the Note Amendment Agreement, we issued to Doral 1,500,000 common shares in return for a reduction in the Note balance of $600,000. In addition, we issued to Doral 750,000 warrants to purchase common shares in exchange for amendments to the Note which extend the maturity date (as defined in the Note) to March 31, 2004 and which eliminate certain restrictive and other covenants. The proforma adjustments for these transactions reflect the reduction in the Note balance, the extension of the due date and the issuance of common shares and warrants.

(2) On November 26, 2002, we closed the offer and sale to six accredited investors of 1,562,500 common shares, together with 585,938 warrants to purchase common shares, for an aggregate purchase price of $625,000. The warrants are exercisable at $1.00 per share and expire five years from the date of issue or, after one year from date of issue or anytime after the shares are registered, the 180th day following the date the closing price of the common shares equals or exceeds $3.00 for 10 days, whether or not consecutive.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.


  Exhibit No.                         Exhibit                            Incorporated by Reference/ Filed Herewith
----------------    ---------------------------------------------     ------------------------------------------------

      4.1           Amended and Restated Secured Term Note            Filed herewith.
                    dated November 21, 2002

      4.2           Warrant to Purchase Common Stock (Note            Filed herewith.
                    Amendment Agreement

     10.1           Note Amendment Agreement dated November 21,       Filed herewith.
                    2002

     10.2           Registration Rights Agreement                     Filed herewith.

     99.1           Certification of Chief Executive Officer          Filed herewith

     99.2           Certification of Chief Financial Officer          Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                               Altair Nanotechnologies Inc.


      November 27, 2002        By:  /s/ William P. Long
      -----------------             ---------------------------
           Date                         Dr. William P. Long
                                        Chief Executive Officer
                                       6